SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2014

UNIVEST TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	000-54171	26-1381565
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6610 North University Drive, Suite 220
Fort Lauderdale, FL 33321
 (Address of principal executive offices)

(954) 722-1300, Ext. 105
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UNIVEST TECH, INC.
Form 8-K
Current Report

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 10, 2014, Canyon Farms, LLC, an Arizona limited liability company and a wholly owned subsidiary of Univest Tech, Inc., a Colorado corporation (collectively referred to as the “Company”), entered into a Commercial Real Estate Purchase Contract (the “Purchase Contract”) to acquire certain real property located at 2690 Highway 89, Chino Valley, AZ 86323, parcel number 306-14-023k, consisting of an approximately 2.9 acre parcel of partially developed real property (the “Property”) for an aggregate purchase price of $1,500,000 (the “Purchase Price”). The Company has paid $25,000 in earnest money towards the Purchase Price, with the remainder due at the close of Escrow, which is scheduled for November 25, 2014 (the “Closing”).

There are no material relationships between the Company, or its affiliates, and any of the other parties to the Purchase Contract, other than in respect of the Agreement.

A copy of the Purchase Contract is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in its entirety herein.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation

Effective September 25, 2014, Mr. Jaitegh Singh resigned as the current President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Singh will retain his position as a member of the Company’s Board of Directors.

Appointment

On September 25, 2014, Mr. Derrick Mains was appointed to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and a Director of the Company. Mr. Mains has accepted such appointment

On September 25, 2014, Mr. Alan Smith was appointed to serve as a Director of the Company to serve until the next annual meeting of shareholders and until his successor is duly appointed. Mr. Smith has accepted such appointment.

The biography for Mr. Mains and Mr. Smith is set forth below:

Mr. Derrick Mains, 42-Mr. Mains  is  a serial entrepreneur with more than 20 years experience in early stage, emerging and developing companies with extensive knowledge of technology, marketing, public markets, sustainability, finance, logistics and product launches. For the past year Mr. Mains has acted as Chief Operating Officer at trutankless, a manufacturer of cloud connected water heating technologies. Trutankless was the winner of the National Association of Home Builders Home Technology Product of 2014 and awarded the Arizona Governors Award of Merit for Innovation and Technology in 2014.

From October 2011 to August 2013, Mr. Mains  was  President  of  Youchange  Holdings  Corp.,  a  division  of  Quest  Resource  Holding  Corp, currently trading on NASDAQ under the symbol QRHC. From 2009 to May 2012, Mr. Mains acted as CEO of GreenNurture,  a enterprise social software platform that allows companies to analyze employee sentiment and to influence company culture around issues of sustainability and change management. Previously Mr. Mains held executive positions with Earth911, AmberAlert, and Buildproof and has acted an advisor for more than a dozen other technology, sustainability, non-profit and consumer products companies.

In 2010 Mr. Mains was awarded the Green Pioneer Award for his innovations and contributions to the sustainability community in Arizona. Mains is a noted speaker and contributing writer to a number of business and sustainability publications and for the past 4 years has hosted the talk radio show Your3bl.

Mr. Alan Smith, 63– During the past five years, Alan Smith, as President and CEO of Avid Management Corporation, provided independent financial consulting services to a variety of startup and development stage companies in the technology, resource and consumer products sectors. These services have included corporate reorganizations and restructuring, the development of internal systems and controls and assistance with financing in both the private and public markets. Since March 5, 2014, Mr. Smith has acted as the sole officer and director of Mountain High Acquisitions Corp. (MYHI), a publicly held Colorado corporation. Additionally, Mr. Smith has been an active investor in a number of startup ventures while managing his own personal equity portfolio. Mr. Smith is a Chartered Accountant and has provided audit, tax and financial consulting services to a wide variety of small to medium sized companies during his 35 year career. During this period, Mr. Smith became known for his proficiency in negotiating highly advantageous acquisitions, reorganizing operations, improving efficiencies, and establishing financial controls. The primary focus of Mr. Smith’s career however, has been the successful restructuring of companies in transition and leading the development of business plans to assist them in procurement of short to medium term financing, many through public offerings. Mr. Smith obtained his Chartered Accountant designation in 1978 from the Institute of Chartered Accountants of Ontario. He was also a member of the Institute of Chartered Accountants of British Columbia from 1980 until his retirement in 1999. Additionally, Mr. Smith earned a Master’s Degree in Business Administration in 1975 from Queen’s University at Kingston, Ontario and a Bachelor of Applied Science (Civil Engineering) in 1973, also from Queen’s University.

 Family Relationships

Mr. Smith is not related to any Officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 25, 2014, the Company filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of Colorado. As a result of the Amendment, the Company has changed its name with the State of Colorado from Univest Tech, Inc. to High Desert Assets, Inc.   A copy of the Articles of Amendment is filed herewith as Exhibit 3.01.

ITEM 8.01	OTHER EVENTS

On September 25, 2014, the Company’s Board of Directors, having received the written consent of shareholders holding a majority of the Company’s outstanding shares of common stock, approved: (i) an amendment to the Company’s Articles of Incorporation to change the Company’s name from Univest Tech, Inc. to High Desert Assets, Inc.; and (ii) a change to the Company’s OTC trading symbol.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements.

(d)    Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filed

10.1	Purchase Contract dated September 10, 2014	Filed herewith

3.01	Articles of Amendment to Articles of Incorporation filed with the Secretary of State of Colorado dated September 25, 2014	Filed herewith.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2014	UNIVEST TECH, INC.

By: /s/ Derrick Mains
Derrick Mains President & Chief Executive Officer